UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2012

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Web site address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Delta Air Lines, Inc. (the “Company”) held on June 15, 2012, the Company’s stockholders voted on four proposals. The proposals are described in detail in the Company’s definitive proxy statement filed on April 27, 2012. A brief description of the proposals and the final results of the votes for each matter follows:

1.           The stockholders elected all twelve director nominees to serve as members of the Company’s board of directors until the Company’s 2013 Annual Meeting of Stockholders:

Nominee	For	Against	Abstain	Broker Non-Votes
Richard H. Anderson	615,774,764	963,840	408,538	114,179,342
Edward H. Bastian	615,483,545	1,207,962	455,635	114,179,342
Roy J. Bostock	607,586,284	9,048,733	512,125	114,179,342
John S. Brinzo	614,270,711	2,330,072	546,359	114,179,342
Daniel A. Carp	615,521,353	1,117,112	508,677	114,179,342
David G. DeWalt	615,713,156	908,760	525,226	114,179,342
Mickey P. Foret	613,823,296	2,818,654	505,192	114,179,342
Shirley C. Franklin	614,244,086	2,479,942	423,114	114,179,342
David R. Goode	612,713,400	3,922,235	511,507	114,179,342
Paula Rosput Reynolds	606,836,759	9,878,790	431,593	114,179,342
Kenneth C. Rogers	615,700,476	898,429	548,237	114,179,342
Kenneth B. Woodrow	614,535,528	2,120,450	491,164	114,179,342

2.         The stockholders approved the advisory vote on executive compensation:

For	Against	Abstain	Broker Non-Votes
612,390,125	4,372,240	384,777	114,179,342

3.         The stockholders re-approved performance goals under the Delta Air Lines, Inc. 2007 Performance Compensation Plan:

For	Against	Abstain	Broker Non-Votes
605,462,319	11,186,859	497,964	114,179,342

4.         The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for 2012:

For	Against	Abstain	Broker Non-Votes
729,310,268	1,498,742	517,474	Not Applicable

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/ Richard B. Hirst
Date: June 15, 2012	Richard B. Hirst, Senior Vice President - General Counsel and Secretary

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